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                                                                EXHIBIT 10.35(c)

                                AMENDMENT NO. 2
                                      TO
                            VASTAR RESOURCES, INC.
                     EXECUTIVE SUPPLEMENTARY SAVINGS PLAN
                           __________________________

     Pursuant to the power of amendment reserved therein, the Vastar Resources, Inc. Executive Supplementary Savings Plan (the "Plan") is amended effective as of January 1, 1999.

Section 6 of the Plan is amended to read as follows:

     "SECTION 6.  AMOUNT OF BENEFIT

     6.1 With respect to an Employee who makes the maximum permissible elective deferral under the Vastar Resources, Inc. Capital Accumulation Plan II, or its successor plan, during the Plan Year, the amount of an Employee's benefit for each Plan year shall be equal to the maximum percentage of the amount of such Employee's Base Pay that would have been contributed by the Company under the Vastar Resources, Inc. Capital Accumulation Plan II assuming that there were no limitations on such contributions imposed by Sections 401(a)(17) and 415 of the Code during the Plan Year."

     6.2 With respect to an Employee who does not make the maximum permissible elective deferral under the Vastar Resources, Inc. Capital Accumulation Plan II, or its successor plan, during the Plan Year, the amount of an Employee's benefit for each Plan Year shall be zero.

     Executed this 17th day of December, 1998.


ATTEST:                                    VASTAR RESOURCES, INC.



/s/ Jonathan D. Edelfelt              By: /s/ Jeffrey M. Bender
--------------------------------         ----------------------------
JONATHAN D. EDELFELT                     JEFFREY M. BENDER
Associate Secretary                      Vice President
                                         Human Resources